SCHEDULE 14C and SCHEDULE 14F-1
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Information Statement Pursuant to Section 14(c) of the
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CDSI HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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CDSI HOLDINGS INC.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000

INFORMATION STATEMENT PURSUANT TO SECTION 14C AND SECTION 14(F) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-1 AND RULE 14F-1 THEREUNDER

August __, 2011

No vote or other action by our stockholders is required in response to this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

This information statement is being furnished to holders of record of the common stock of CDSI Holdings Inc., a Delaware corporation (the “Company”), at the close of business on July 29, 2011 in accordance with the requirements of Sections 14(c) and 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 14c-1 and 14f-1 promulgated under the Exchange Act. This also notifies the Company’s stockholders that on or about July 27, 2011, the Company received a written consent in lieu of a meeting of stockholders from the holders of a majority of the Company’s common stock for the following:

•	Approving the change in the majority of the Company’s board of directors (the “Change of Control”) that will result from the consummation of the transactions contemplated by the Merger Agreement and Plan of Reorganization (“Merger Agreement”) entered into among the Company, CDSI Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), SG Blocks Inc. (“SG Blocks”) and certain stockholders of SG Blocks.
•	Approving amendments to the Company’s certificate of incorporation to change the Company’s name to “SG Blocks Inc.” and increasing the Company’s authorized shares of common stock from 25,000,000 to 100,000,000 (the “Charter Amendments”).
•	Approving the Company’s 2011 Incentive Stock Plan (the “Stock Plan”).

The Change of Control, Charter Amendments and Stock Plan are further described under the heading “Description of Stockholder Matters” below.

As of July 29, 2011, the Company had issued and outstanding 3,270,000 shares of common stock, the Company’s only class of securities that would be entitled to vote for directors at a stockholders’ meeting if one were to be held. Each share of common stock is entitled to one vote.

Please read this information statement carefully. It describes the Change of Control, Charter Amendments and Stock Plan in detail and contains certain biographical and other information concerning the Company’s current and proposed executive officers and directors.

INTRODUCTION

On July 27, 2011, the Company entered into the Merger Agreement with Merger Sub, SG Blocks and certain stockholders of SG Blocks. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of the Company.

Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of the Company’s common stock. Additionally, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) will receive in the merger 408,750 shares of the Company’s common stock pursuant to contractual obligations between SG Blocks and Ladenburg. Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of the Company’s common stock. As a result of the foregoing, the current holders of common stock of the Company will own an aggregate of 8% of the common stock of the Company on a fully diluted basis, the stockholders and warrantholders of SG Blocks will beneficially own an aggregate of 91% of the common stock of the Company on a fully diluted basis and Ladenburg will own an aggregate of 1% of the common stock of the Company on a fully diluted basis (not including warrants to purchase shares of the Company’s stock it will receive in the merger as a result of it currently holding warrants to purchase shares of SG Blocks common stock).

Upon consummation of the merger, (i) Robert Lundgren and Glenn Halpryn will resign from their Board positions with the Company and (ii) Paul M. Galvin, SG Blocks’ Chief Executive Officer, Joseph Tacopina, a director of SG Blocks, Stevan Armstrong, SG Blocks’ President and Chief Operating Officer, J. Scott Magrane and Christopher Melton will be appointed to the Company’s Board.

Additionally, upon consummation of the merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III will resign from their positions as officers of the Company and (ii) Paul Galvin will become the Chief Executive Officer of the Company, Brian Wasserman will become the Chief Financial Officer of the Company, Stevan Armstrong will become the President and Chief Operating Officer of the Company and Jennifer Strumingher will become the Chief Administrative Officer of the Company. These four individuals currently hold these positions at SG Blocks and will continue to do so after the merger.

As a result of the foregoing, the Change of Control will occur with respect to the Company’s stock ownership and management upon consummation of the merger with SG Blocks.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of July 29, 2011 by (i) those persons or groups known to beneficially own more than 5% of the Company’s common stock, (ii) each current director and executive officer of the Company and (iii) all executive officers and directors as a group. The information presented does not reflect the ownership interests of such individuals as a result of the merger transaction described above.

The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each individual or entity is 100 S.E. Second Street, Miami, Florida 33131.

Name of Beneficial Owner	Number of Shares	Percent of Class
Vector Group Ltd.(1)	1,490,000	45.6%
T. Baulch(2)	200,583	6.1%
Glenn L. Halpryn(3)	150,000	4.6%
J. Bryant Kirkland III	—	—
Richard J. Lampen	—	—
Robert Lundgren(4)	—	—
All executive officers and directors as a group (4 persons)	150,000	4.6%

(1)	Richard J. Lampen, an executive officer and a director of the Company, and J. Bryant Kirkland III, an executive officer and a director of the Company, serve as Executive Vice President and Vice President, respectively, of Vector Group Ltd. (“Vector”). Neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the securities owned by Vector. The other executive officers of Vector are Howard M. Lorber, President and Chief Executive Officer, Marc N. Bell, Vice President and General Counsel, and Ronald J. Bernstein, the President of Vector’s Liggett Group LLC subsidiary. The directors of Vector are Mr. Lorber, Bennett S. LeBow, Henry C. Beinstein, Mr. Bernstein, Robert J. Eide, Jeffrey S. Podell and Jean E. Sharpe.
(2)	The business address for T. Baulch is 5315-B FM 1960 West, #239, Houston, Texas 77069. Information is based on a Schedule 13G filed on February 16, 2010.
(3)	The business address for Mr. Halpryn is 4400 Biscayne Boulevard, #950, Miami, Florida 33137.
(4)	The business address for Mr. Lundgren is 14545 SW 79th Court, Miami, Florida 33158.

Security Ownership of Proposed Board Members

The following table sets forth the number of shares of common stock owned by each person who is expected to serve as an officer and/or director of the Company following the Change of Control. For purposes of presentation, the information relating to the ownership interests of such individuals is provided after giving effect to the merger transaction described above (and as such, is based on 39,729,491 shares being issued and outstanding).

Name of Beneficial Owner	Number of Shares	Percent of Class
Paul Galvin(1)(2)	4,571,480	11.5%
Joseph Tacopina(1)(2)	4,571,480	11.5%
Stevan Armstrong(1)(3)	3,327,265	8.4%
J. Scott Magrane(1)(4)	381,137	1.0%
Christopher Melton(1)(5)	194,909	*
J. Bryant Kirkland III(6)(7)	—	—
Richard J. Lampen(6)(7)	1,453,333	3.7%
Brian Wasserman(1)	—	—
Jennifer Strumingher(1)(5)	—	—
All executive officers and directors as a group (9 persons)	9,928,124	25.0%

*	Less than 1%.
(1)	Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton will be appointed as directors upon consummation of the transactions contemplated by the Merger Agreement. Additionally, Mr. Galvin will be appointed as Chief Executive Officer, Mr. Armstrong will be appointed as President and Chief Operating Officer, Brian Wasserman will be appointed as Chief Financial Officer and Ms. Strumingher will be appointed as Chief Administrative Officer, all upon consummation of the transactions contemplated by the Merger Agreement.
(2)	Such shares are held by Tag Partners, LLC, an investment partnership formed for the purpose of investing in SG Blocks (other partners include employees of SG Blocks). Paul Galvin and Joseph Tacopina have a controlling interest in Tag Partners, LLC. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of common stock owned by Tag Partners, LLC. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of common stock held by Tag Partners, LLC, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of common stock.
(3)	Such shares are held by SMA Development Group, LLC., an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of common stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of common stock.
(4)	Such shares are held by Two Lake, LLC, an entity controlled by Mr. Magrane. Mr. Magrane specifically disclaims beneficial ownership of the shares held by Two Lake, LLC except to the extent of his pecuniary interest therein, and this shall not be deemed an admission that Mr. Magrane is the beneficial owner of such shares of stock.
(5)	Does not include shares held by Tag Partners, LLC. Mr. Melton and Ms. Strumingher each has a membership interest in Tag Partners, LLC. Mr. Melton and Ms. Strumingher each specifically disclaims beneficial ownership of the shares of common stock held by Tag Partners, LLC, except to the extent of their pecuniary interest therein, and this shall not be deemed to be an admission that either Mr. Melton or Ms. Strumingher is a beneficial owner of such shares of common stock.
(6)	Does not include shares of common stock held by Vector, as neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the securities owned by Vector.
(7)	Includes (i) 408,750 shares of common stock held by Ladenburg and (ii) 1,044,583 shares of common stock issuable upon exercise of presently exercisable warrants held by Ladenburg. Mr. Lampen is the president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent company and sole owner of Ladenburg. Accordingly, Mr. Lampen may be deemed to have investment authority and voting control over the securities owned by Ladenburg. Mr. Lampen specifically disclaims beneficial ownership of the shares of common stock held by Ladenburg, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Lampen is the beneficial owner of such shares of stock.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following sets forth information regarding (i) the Company’s current executive officers and directors and (ii) the Company’s executive officers and directors following the Change of Control. Except with respect to the Merger Agreement, there is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director.

Name	Age	Current Position	Position following Change of Control
Richard J. Lampen	57	President, Chief Executive Officer and Director	Director
J. Bryant Kirkland III	45	Vice President, Chief Financial Officer, Secretary, Treasurer and Director	Director
Robert M. Lundgren	52	Director	None
Glenn L. Halpryn	50	Director	None
Paul Galvin	48	None	Chief Executive Officer and Director
Stevan Armstrong	63	None	President, Chief Operating Officer and Director
Joseph Tacopina	45	None	Director
J. Scott Magrane	64	None	Director
Christopher Melton	39	None	Director
Brian Wasserman	45	None	Chief Financial Officer
Jennifer Strumingher	36	None	Chief Administrative Officer

Richard J. Lampen has served as President and Chief Executive Officer of the Company since November 1998 and as a director since January 1997. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Lampen will resign from his positions as an officer of the Company but will remain a director of the Company. Mr. Lampen has also served as Executive Vice President of Vector (NYSE:VGR) since July 1996. Mr. Lampen has also served as President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX:LTS), an entity in which Vector owns an approximate 8% equity interest, since September 2006. Since October 2008, Mr. Lampen has served as President and Chief Executive Officer of Castle Brands Inc. (NYSE AMEX:ROX), a publicly traded developer and importer of premium branded spirits in which Vector held an approximate 10.7% equity interest at July 27, 2011. From October 1995 to December 2005, Mr. Lampen served as the Executive Vice President and General Counsel of New Valley Corporation, where he also served as a director. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen is also a director of Ladenburg Thalmann Financial Services and Castle Brands Inc. Mr. Lampen received a Bachelor of Arts degree from The Johns Hopkins University in 1975 and received a Juris Doctorate degree in 1978 from Columbia Law School. Mr. Lampen’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

J. Bryant Kirkland III has served as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer since January 1998 and as a director since November 1998. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Kirkland will resign from his positions as an officer of the Company but will remain a director of the Company. Mr. Kirkland has served as a Vice President of Vector since 2001 and became Vice President, Treasurer and Chief Financial Officer of Vector on April 1, 2006. From November 1994 to December 2005, Mr. Kirkland served in various financial capacities with New Valley Corporation, the predecessor to New Valley LLC. Mr. Kirkland served as Vice President, Treasurer and Chief Financial Officer from January 1998 to December 2005. Mr. Kirkland also served as Chief Financial Officer of Ladenburg Thalmann Financial Services Inc. from June 2001 to

October 2002. Mr. Kirkland received a Bachelor of Science in Business Administration from the University of North Carolina in 1987 and a Masters of Business Administration from Barry University in December 2006. Mr. Kirkland’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise.

Robert M. Lundgren has served as a director since January 1997. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Lundgren will resign from his positions as a director of the Company. He also served as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer from January 1997 through January 14, 1998. Mr. Lundgren has served as Chief Financial Officer of Westminster Christian School in Palmetto Bay, Florida since January 2010. He previously served as Director of Finance and Operations of Palmer Trinity School in Miami, Florida from July 2002 to December 2009. Mr. Lundgren was an independent consultant from October 2001 until July 2002. From January 14, 1998 to October 2001, Mr. Lundgren was employed by Solar Cosmetic Labs, Inc. as Chief Financial Officer. From November 1994 through January 14, 1998, Mr. Lundgren was employed by New Valley Corporation where he served as Vice President and Chief Financial Officer from May 1996 to January 14, 1998. From November 1992 through November 1994, Mr. Lundgren worked for Deloitte & Touche as a Senior Manager in the audit practice. Mr. Lundgren has been a certified public accountant since 1981 and holds a Bachelor of Science in Accounting from Wake Forest University. Mr. Lundgren’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise.

Glenn L. Halpryn has served as a director since April 2010. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Halpryn will resign from his positions as a director of the Company. Since August 2010 Mr. Halpryn has served as a Director of ChromaDex Corporation (OTCBB: CDXC.OB). ChromaDex Corporation and its subsidiaries supply phytochemical reference standards and reference materials, related contract services, and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets. Mr. Halpryn has been the Chief Executive Officer and a Director of Transworld Investment Corporation, a private investment company, since June 2001. Mr. Halpryn currently serves as a Director of Sorrento Therapeutics (OTCBB: SRNE.OB), a biopharmaceutical company, Castle Brands Inc. (NYSE AMEX:ROX), a developer and international marketer of premium branded spirits, and SearchMedia Holdings Limited (NYSE AMEX:IDI), a China-based billboard and in-elevator advertising company. From September 2008 until May 2010, Mr. Halpryn served as a Director of Winston Pharmaceuticals, Inc. (OTCBB: WPHM.OB), a pharmaceutical company specializing in skin creams and pain medications. From October 2002 to September 2008, Mr. Halpryn served as a Director of Ivax Diagnostics, Inc. (NYSE AMEX:IVD). Mr. Halpryn served as Chairman of the board of directors and Chief Executive Officer of Orthodontix, Inc. (now Protalix Bio Therapeutics, Inc.) (NYSE AMEX:PLX) from April 2001 to December 2006. From April 1988 to June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and a beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. Mr. Halpryn's pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his services as a director of publicly-traded corporations.

Paul M. Galvin is a founder and has been SG Blocks’ Chief Executive Officer since April 2009 and a board member and founder member since inception in January 2007. Mr. Galvin brings to SG Blocks 20 years of experience developing and managing real estate including residential condominiums, luxury sales, market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, and where he served for over a decade in a leadership position. During that period Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other Federal and State entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of Yucaipa Investments where he worked with religious institutions that needed to monetize underperforming assets. There he designed and managed systems that produced highest and best use analysis for hundreds of religious assets and used them to acquire and re-develop properties across the United States. Mr. Galvin holds a B.S. in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin is currently a Board Member of SentiCare, Inc. He previously served for ten years on the Sisters of Charity Healthcare

System Advisory Board. Mr. Galvin’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained in real estate industry.

Stevan Armstrong brings extensive design, construction experience, and engineering expertise to SG Blocks. Mr. Armstrong is a founder and has been SG Blocks’ President and Chief Operating Officer since April 2009 and Board Member since inception in January 2007. Prior to joining SG Blocks, he was a minority partner (owner) and Chief Construction Officer for Stratford Companies, a large Senior Housing development group, from 2003 until fully phasing out in March 2010, where he had complete responsibility for all engineering, design construction and commissioning of over $250,000,000 of facilities over a three year period. Prior to that, he was Executive Vice President for Operations of Hospital Affiliates Development Corp., a proprietary health care company specializing in the development of healthcare and senior care projects both domestically and internationally. Mr. Armstrong managed the design and construction of healthcare and elderly care housing projects in 40 states and 16 foreign countries with overall responsibility for operations. His background includes structural design engineering for large-scale healthcare projects, project scheduling and management of developmental of construction budgets. He spent much of his early career working on site as a field engineer and construction specialist. Mr. Armstrong served 30 years on active and reserve duty as a Civil Engineering Corps Officer for the United States Navy, retiring as Assistant Chief of Staff for Operations for the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk Virginia with 8000 engineering and construction troops reporting to headquarters. Mr. Armstrong was responsible for their operations both in the United States and worldwide. Mr. Armstrong holds a Bachelor of Architectural Engineering from Penn State University and an M.S. in Engineering from George Washington University. Mr. Armstrong’s pertinent experience, qualifications, attributes and skills include real estate and development expertise.

Joseph Tacopina has been a director of SG Blocks since January 2008. Mr. Tacopina founded the Law Offices of Joseph Tacopina, P.C. in 1994 and continues to practice law at his firm. Since September 2009, he has also led the Talent Representation practice at Madison Avenue Sports and Entertainment, a talent representation, marketing and advising firm. Mr. Tacopina is a member of the Federal Bar Council, the New York Counsel of Defense Lawyers, and the Judicial Committee for the Association of the Bar of the City of New York. He also serves on the Legislative Committee for the National Association of Criminal Defense Lawyers. Additionally, Mr. Tacopina volunteers his time as an adjunct professor at Fordham Law School and lectures nationwide on a variety of legal issues. Mr. Tacopina is a graduate of Skidmore College and the University of Bridgeport Law School. Mr. Tacopina’s pertinent experience, qualifications, attributes and skills include legal and securities compliance.

J. Scott Magrane is a Managing Director at Coady Diemar Partners, an investment banking firm he co-founded in 2004. Prior to co-founding Coady Diemar Partners, Mr. Magrane spent 15 years with Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm's Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance. Mr. Magrane holds a BA from the College of Wooster and an MBA from Wharton. Mr. Magrane has spent over 26 years advising power related enterprises including energy technology companies, utilities, independent power companies, rural electric cooperatives and governments. Mr. Magrane’s pertinent experience, qualifications, attributes and skills include corporate finance and strategic advisory expertise.

Christopher Melton has served on the Board of Directors of World Education and Development Fund, a non-profit organization that focuses on education for underprivileged children in Latin America, since 2008 and as a director of Bestival Ltd, a music festival on the Isle of Wight UK, since 2004. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JP Morgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds (“RREEF”) in Chicago from 1995 to 1997. RREEF is the real estate investment management business of Deutsche Bank's Asset Management division. Mr. Melton earned a BA in Political Economy of Industrial

Societies from UC Berkeley in 1995. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his services as a director of various companies and through his personal real estate investment and development activities.

Brian Wasserman has served as the Chief Financial Officer of SG Blocks since June 2011. Mr. Wasserman has been a Partner and the Director of Forensic Services at Janover Rubinroit, LLC, a public accounting firm, since January 2010. From September 2005 until January 2010, Mr. Wasserman served as the Chief Executive Officer of BAW Holding Corp., a financial consulting business. Mr. Wasserman was a founder, the Chief Financial Officer and Treasurer of Newtek Business Services, Inc. (“Newtek” — NASDAQ Symbol “NEWT”) from 1997 thru July 2005. Newtek is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek brand. Newtek provides one or more of its services to over 90,000 customers, and serves as a one-stop-shop provider of business services to the small- and medium-sized business market. From 1992 thru 1997, Mr. Wasserman was the Chief Financial Officer for a Wall Street investment banking firm, the General Partner of various family investment limited partnerships and the Treasurer of a publicly traded closed end mutual fund. Mr. Wasserman is a Certified Public Accountant and holds a BS in Accounting from Lehigh University. From 1987 thru 1992, Brian worked for Coopers & Lybrand (now PricewatershouseCoopers) and earned the title of Manager.

Jennifer Strumingher has been with SG Blocks since February 2008, Chief Administrative Officer since March 2010 and a Board Member since April 2009. From May 2007 to February 2008, Ms. Strumingher was involved in private real estate renovations. From November 2005 to May 2007, Ms. Strumingher worked for a boutique contemporary knitwear company in brand positioning, sales and product marketing. Prior to that Ms. Strumingher was an Equity Sales Manager for PaineWebber, Inc. from July 1996 to December 2000 where she communicated and marketed PaineWebber’s equity research to a select group of clients. Additionally, Ms. Strumingher conducted verbal and written client portfolio reviews using sector analysis to maximize profits, minimize risk and diversify holdings. Ms. Strumingher holds a B.S. in Management and Marketing from Binghamton University (State University of New York) School of Management.

Director Independence and Board Committees

The Company’s board currently consists of Messrs. Lampen, Kirkland, Halpryn and Lundgren. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Messrs. Halpryn and Lundren will resign and Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton will be appointed to the board. The Company currently utilizes the definition of “independent” set forth in the NASDAQ Stock Market’s listing standards. The Company believes that Messrs. Kirkland, Tacopina, Magrane and Melton will be considered independent upon the Change of Control.

The Company currently has an audit committee consisting of Messrs. Lundgren and Halpryn. Mr. Lundgren is an “audit committee financial expert.” During the fiscal year ending December 31, 2010, the audit committee met on four occasions. The audit committee has also met on three occasions and acted by unanimous written consent on one occasion thus far in 2011. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, the audit committee will consist of J. Bryant Kirkland III, J. Scott Magrane and Christopher Melton each of whom is an independent director. Mr. Kirkland will be an “audit committee financial expert.”

Since the Company is not a “listed company” under SEC rules, the Company is not required to have a compensation committee. Furthermore, the Company does not believe it is necessary for the Board to appoint such committee, or have a separately designated lead director, because the volume of matters that came before the Board for consideration permits all directors to give sufficient time and attention to such matters to be involved in all decision making.

The Board is responsible for overseeing risk management, and receives reports from management periodically.

Nominating Committee and Shareholder-Director Communications

The Company’s board does not have a nominating committee because the board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time. Given the limited scope of the Company’s operations, the board believes a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level.

Currently, the entire board decides on nominees, on the recommendation of any member of the board, followed by the board’s review of the candidates’ resumes and interviews of candidates. There has not been any defined policy or procedural requirements for stockholders to submit recommendations or nomination for directors. However, the board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders should communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the Board believes that persons should be actively engaged in business endeavors, have a financial background, be familiar with acquisition strategies and money management and be able to promote a diversity of views based on the person’s education, experience and professional employment. Based on the information gathered, the board then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Family Relationships

There are no family relationships among the Company’s existing or incoming directors or officers.

Involvement in Certain Legal Proceedings

During the past ten years, no existing or incoming officer or director of the Company has:

(1) Petitioned for bankruptcy under the federal bankruptcy laws or had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent or similar officer appointed by a court, any business of which such person was a general partner or executive officer either at the time of the bankruptcy or proceeding or within two years prior to that time;

(2) Been convicted in a criminal proceeding or is a named subject of any pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Been subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement the following activities

(a)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor brokerage, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing to conduct or practice in connection with such activity;
(b)	Engaging in any type of business practice; or
(c)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(4) Been subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days his right to engage in any type of activity described in 3(a) above, or to be associated with persons engaged in any such activity;

(5) Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated a federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(7) Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or fining, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(a)	Any federal or state securities or commodities law or regulation; or
(b)	Any law or regulation respecting financing institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(c)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors’ Meetings

During the fiscal year ending December 31, 2010, the board of directors acted by unanimous written consent on one occasion. The board has also met on three occasions and acted by unanimous written consent on one occasion thus far in 2011.

The board does not have a formal policy of attendance of directors at the annual meeting. It does encourage such attendance. The Company did not have an annual meeting of stockholders in 2009 or 2010.

Compliance with Section 16(a) of the Exchange Act

Each director and executive officer of the Company and each beneficial owner of 10% or more of the Company’s common stock is required to report his or her transactions in shares of the Company’s common stock to the SEC within a specified period following a transaction. Based on the Company’s review of filings with the SEC and written representations furnished to the Company during the fiscal year ended December 31, 2010, the directors, executive officers, and 10% beneficial owners filed all such reports within the specified time period.

EXECUTIVE AND DIRECTOR COMPENSATION

Current Executive Compensation

Richard J. Lampen and J. Bryant Kirkland III, who serve as the Company’s sole executive officers, did not receive any salary or other compensation from the Company in 2010 or 2009, other than normal compensation paid to directors (as described below).

The Company is not party to any employment agreements or other compensation plans.

Directors’ Compensation

The Company pays each director an annual retainer of $5,000, payable quarterly, and reimburses the directors for reasonable travel expenses incurred in connection with their activities on the Company’s behalf. For the fiscal year ended December 31, 2010, each of Messrs. Lampen, Kirkland and Lundgren received the full $5,000 and Mr. Halpryn received $2,500 (as he was not a director for the full fiscal year).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain accounting and related finance functions are performed on behalf of the Company by employees of Vector, the Company’s principal stockholder. Expenses incurred relating to these functions are allocated to the Company and paid as incurred to Vector based on management’s best estimate of the cost involved. The amounts allocated were immaterial for the fiscal years ended December 31, 2009 and 2010.

On March 26, 2009, the Company entered into a $50,000 Revolving Credit Promissory Note (the “Revolver”) with Vector due December 31, 2012. The loan bears interest at 11% per annum. There was a balance $37,500 outstanding under the Revolver at December 31, 2010. On January 26, 2011, the Company and Vector entered into an amendment to the Revolver increasing the amount that we may borrow thereunder from $50,000 to $100,000. The Revolver had a balance of $53,500 at March 31, 2011. Accrued interest on the Revolver was $6,640 as of March 31, 2011. On April 11, 2011, the Company borrowed an additional $5,000 under the Revolver.

Transaction Relationships

Vector, the Company’s principal stockholder, is also a stockholder of SG Blocks and as such, will receive 2,018,518 additional shares of common stock of the Company upon consummation of the merger. Messrs. Lampen and Kirkland are each executive officers of Vector.

In October and December 2010, Ladenburg acted as placement agent for SG Blocks in a private placement and raised aggregate gross proceeds of $2,875,000. Ladenburg was paid an aggregate cash fee of $201,250 for its services in the private placement and was also issued warrants to purchase shares of common stock of SG Blocks, which will represent the right to purchase an aggregate of 1,044,583 shares of the Company’s common stock upon consummation of the merger. SG Blocks also agreed that if Ladenburg introduced it to an existing publicly traded company with which to consummate a merger, it would cause Ladenburg to be issued shares of common stock of the combined merger entity equal to 1% of the outstanding shares of such entity on a fully diluted basis. Ladenburg introduced the Company to SG Blocks and accordingly, will be issued an aggregate of 408,750 shares of the Company’s common stock (representing 1% of the Company’s stock on a fully diluted basis) upon consummation of the merger. Vector invested $500,000 in SG Blocks as part of the private placement.

Mr. Lampen is the president and chief executive officer of Ladenburg’s parent company. Additionally, Vector, through a wholly-owned subsidiary, owns approximately 8% of the outstanding common stock of Ladenburg.

Since March 2011, William Walters, a senior advisor to, and a registered representative at, Ladenburg, has received consulting fees from SG Blocks in the total amount of $100,000 and in the future may receive additional consideration based on business generated by him, if any.

DESCRIPTION OF STOCKHOLDER MATTERS

On July 27, 2011, the Company obtained the written consent of a majority of its outstanding common stock approving (i) the Change of Control, (ii) an increase in the number of authorized shares of the Company’s common stock from 25,000,000 shares to 100,000,000 shares, (iii) the change of the name of the Company to “SG Blocks, Inc.” and (iii) the adoption of a 2011 Incentive Stock Plan to be effective upon consummation of the merger. The foregoing eliminated the need for a special stockholder meeting to approve such items. The Company’s board of directors had previously approved each of the foregoing items.

Each of the Change of Control, Charter Amendments and the Stock Plan will be effective upon consummation of the merger with SG Blocks, which is anticipated to take place in September 2011 after the satisfaction by the Company and SG Blocks of certain closing conditions; provided, however, that in no event will such actions be effective earlier than at least 20 days after the mailing of this information to the Company’s stockholders.

The following is a description of the actions taken by majority written consent:

Change of Control

On July 27, 2011, the Company entered into the Merger Agreement with Merger Sub, SG Blocks and certain stockholders of SG Blocks. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of the Company.

Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of the Company’s common stock. Additionally, Ladenburg will receive in the merger 408,750 shares of the Company’s common stock pursuant to contractual obligations between SG Blocks and Ladenburg. Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of the Company’s common stock. As a result of the foregoing, the current holders of common stock of the Company will own an aggregate of 8% of the common stock of the Company on a fully diluted basis, the stockholders and warrantholders of SG Blocks will beneficially own an aggregate of 91% of the common stock of the Company on a fully diluted basis and Ladenburg will own an aggregate of 1% of the common stock of the Company on a fully diluted basis (not including warrants to purchase shares of the Company’s stock it will receive in the merger as a result of it currently holding warrants to purchase shares of SG Blocks common stock).

Upon consummation of the merger, (i) Robert Lundgren and Glenn Halpryn will resign from their Board positions with the Company and (ii) Paul M. Galvin, SG Blocks’ Chief Executive Officer, Joseph Tacopina, a director of SG Blocks, Stevan Armstrong, SG Blocks’ President and Chief Operating Officer, J. Scott Magrane and Christopher Melton will be appointed to the Company’s Board.

Additionally, upon consummation of the merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III will resign from their positions as officers of the Company and (ii) Paul Galvin will become the Chief Executive Officer of the Company, Brian Wasserman will become the Chief Financial Officer of the Company, Stevan Armstrong will become the President and Chief Operating Officer of the Company and Jennifer Strumingher will become the Chief Administrative Officer of the Company.

As a result of the foregoing, the Change of Control will occur with respect to the Company’s stock ownership and management upon consummation of the merger with SG Blocks.

Under Delaware law, the Company’s stockholders do not have appraisal rights in connection with the merger or the Change of Control.

Charter Amendments

In connection with the Merger Agreement, the Company will change its name to “SG Blocks, Inc.” and increase its authorized shares of common stock from 25,000,000 shares to 100,000,000 shares. Since the Company’s business operations will be conducted through SG Blocks upon consummation of the merger, the Company believes that the name “SG Blocks, Inc.” better describes its business model.

The increase in the authorized number of shares of common stock is necessary for the Company to have sufficient stock to issue to the holders of common stock of SG Blocks to complete the merger and have additional authorized shares of common stock for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock for such purposes. Notwithstanding the foregoing, authorized but unissued shares of common stock may enable the Company’s board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Company’s common stock. If in the due exercise of its fiduciary obligations, for example, the Company’s board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise.

To effect the foregoing changes, the Company will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. Concurrently with the filing of the amended and restated certificate of incorporation, the Company plans to notify the Financial Industry Regulatory Authority of the proposed name change and to work with FINRA to obtain a new trading symbol for its common stock.

It is not mandatory for the Company’s stockholders to surrender their stock certificates as a result of the Charter Amendments. The Company’s transfer agent will adjust the record books of the Company to reflect the name change. New certificates will not be mailed to stockholders; however, new certificates will be issued during the ordinary course of business.

Stock Plan

In connection with the Merger Agreement, the Company adopted the 2011 Incentive Stock Plan. A copy of the Stock Plan is attached to this information statement as Annex A. The Stock Plan is designed to enable the Company to offer its employees, officers, directors, consultants and advisors whose services are considered valuable, to encourage a sense of proprietorship in the Company and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The various types of incentive awards that may be provided under the Stock Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All of the Company’s officers, directors, employees, consultants and advisors, as well as those of its subsidiaries, are eligible to be granted awards under the Stock Plan. An incentive stock option may be granted under the Stock Plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries. No awards have been granted under the Stock Plan as of the date of this information statement. All awards will be subject to and approval by the board of directors.

Administration

The Stock Plan is administered by the Company’s board of directors. Subject to the provisions of the Stock Plan, the board of directors determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Stock Plan

The Stock Plan reserves 8,000,000 shares of common stock for issuance in accordance with the Stock Plan’s terms. Shares of stock subject to other awards that are forfeited or terminated will no longer be available for future award grants under the Stock Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then, such shares shall no longer be available for future award grants under the Stock Plan.

Under the Stock Plan, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend or similar type of corporate restructuring affecting the Company’s stock, the board shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Stock Plan and in the terms of outstanding awards under the Stock Plan.

Types of Awards

Options.  The Stock Plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the Stock Plan. The board determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than

110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder. An incentive stock option may only be granted within a ten-year period commencing on July 25, 2011 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock. Subject to any limitations or conditions the board may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in the Company’s securities or in combination of the two.

Generally, stock options granted under the Stock Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’ s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board, may transfer a non-qualified stock option to (i) a trust for the benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit).

Generally, if the holder is an employee, no stock options granted under the Stock Plan may be exercised by the holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 60 days from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of 60 days from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause or for good reason by the employee, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of 30 days after termination of employment or the balance of the stock option’s term.

Stock Appreciation Rights.  A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the stock appreciation right on the date of grant, multiplied by the number of shares subject to the stock appreciation rights.

Restricted Stock.  Under the Stock Plan, shares of restricted stock may be awarded either alone or in addition to other awards granted under the Stock Plan. The board determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the Stock Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to the Company, during the applicable restriction period. In order to enforce these restrictions, the Stock Plan requires that all shares of restricted stock awarded to the holder remain in the Company’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Other Equity Incentives and Stock-Based Awards.  Under the Stock Plan, the board may grant equity incentives and other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the Stock Plan. These other stock-based awards may entail the transfer of actual shares of common stock or payment in cash or otherwise of amounts based on the value of shares of common stock. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Stock Plan.

Accelerated Vesting and Exercisability.  If a change of control of the Company occurs (defined under the Stock Plan as (i) a tender offer for more than 50% or more of the outstanding voting securities of the Company unless the Company’s stockholders continue to own more than 50% of the outstanding voting securities of the surviving or resulting company, (ii) a merger or consolidation of the Company unless the Company’s stockholders continue to own more than 50% of the outstanding voting securities of the surviving or resulting company, (iii) a sale of substantially all of the Company’s assets unless the Company’s stockholders continue to own more than 50% of the assets or (iv) the acquisition by any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the outstanding voting securities of the Company), and the Company’s board of directors does not authorize or otherwise approve such acquisition, then each outstanding option shall terminate within a specified number of days after notice to the optionee thereunder, and each optionee shall receive, with respect to each share of common stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to such change of control over the exercise price per share of such option.

Notwithstanding any provisions of the Stock Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Stock Plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation.  The maximum number of shares of stock that may be subject to options and stock appreciation rights granted under the Stock Plan to any individual in any calendar year shall not exceed 2,000,000.

Other Limitations.  The board may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a higher exercise price.

Federal Income Tax Consequences

The United States federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Stock Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and United States income tax consequences that may have applied in prior years are not discussed, and may vary from locality to locality.

Incentive stock options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Non-incentive Stock Options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-incentive stock option under the Stock Plan. When the optionee exercises a non-incentive stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Stock Appreciation Rights

A participant receiving a stock appreciation right under the Stock Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Other Stock-Based Awards

The federal income tax treatment of other stock-based awards will depend on the nature of and restrictions applicable to, the award.

Code Section 409A

The Stock Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the Stock Plan are designed to be exempt from the application of Section 409A. It is the Company’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

Tax Withholding

The Company has the right to make such provisions as it may deem appropriate, consistent with applicable law, in connection with any stock option, stock appreciation right, restricted stock or equity incentive award granted under the Stock Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

New Plan Benefits

The selection of employees to receive awards under the Stock Plan will be determined by the board in its discretion. Therefore, the actual value of benefits under the Stock Plan that will be received by any individual or group is not determinable.

OTHER INFORMATION

Information Required by Item 13(a) of Schedule 14A

This information is incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on May 16, 2011.

Other

The Company is subject to the information requirements of the Exchange Act and files annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the information statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

CDSI HOLDINGS INC.

Dated: August _, 2011

Annex A

CDSI HOLDINGS INC.

2011 INCENTIVE STOCK PLAN

1.	Purpose of the Plan.

This 2011 Incentive Stock Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to CDSI Holdings Inc., a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.	Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall act as the administrator of the Plan. The Board, subject to Sections 3, 4 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Board shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Board shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Board deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Board shall be the act or determination of the Board and any decision reduced to writing and signed by all of the members of the Board shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Board pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

3.	Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Board may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee’s relationship to the Company, the Optionee or Grantee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee’s length of service, promotions and potential. An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Board shall so determine.

4.	Stock Reserved for the Plan.

Subject to adjustment as provided in Section 10 hereof, a total of 8,000,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Stock”), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options and Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed 2,000,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives shall no longer be subject to future awards under the Plan.

5.	Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a)  Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Board at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below. “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)  Option Term.  The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)  Exercisability.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Board may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Board in its sole discretion. In its sole discretion, the Board may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Board shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)  a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)  the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)  the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)  a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)  Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Board. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)  Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)  Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (i) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (ii) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6.	Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Board. Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the Company. Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Board shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7.	Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a)  Grantee rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Board and, if the Board shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Board. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)  Issuance of certificates.  The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)  Delivery of certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Board at the time of grant.

(d)  Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Board has specified such restrictions has lapsed. Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)  Change of Control.  Upon the occurrence of a Change in Control, the Board may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Board in its sole discretion.

8.	Other Equity Incentives or Stock Based Awards.

The Board may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Board shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.	Term of Plan.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights or Equity Incentives theretofore granted may extend beyond that date.

10.	Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Board shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The Board shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Plan.

11.	Purchase for Investment.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.	Taxes.

(a)  The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)  If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)  If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13.	Effective Date of Plan.

The Plan shall be effective on July 27, 2011; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than July 27, 2012, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

14.	Amendment and Termination, Section 409A of the Code.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)  materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)  materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)  materially modify the requirements as to eligibility for participation in the Plan;

(d)  decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e)  extend the term of any Option beyond that provided for in Section 5(b).

The Board may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent. The Board may also substitute new Options, Stock Appreciation Rights or Restricted Stock for previously granted Options, Stock Appreciation Rights or Restricted Stock including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Board may deem appropriate. However, the Board may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules) and the Board shall exercise its discretion in granting Options, Stock Appreciation Rights or Restricted Stock hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Option, Stock Appreciation right or Restricted Stock hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

15.	Government Regulations.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16.	General Provisions.

(a)  Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)  Employment Matters.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)  Limitation of Liability.  No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)  Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Board may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

(e)  Non-transferability.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Board, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)  No rights as a Stockholder.  No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)  Termination by Death.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Board shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)  Termination by Reason of Disability.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Board shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)  Termination by Reason of Retirement.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Board shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter. For purposes of this paragraph (i), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)  Other Termination.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee or Grantee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Board). The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

CDSI Holdings Inc.

July 27, 2011